Exhibit 17

PROXY TABULATOR

P.O. BOX 9112

FARMINGDALE, NY 11735

To vote by Internet

1) Read the Proxy Statement and have the proxy card below at hand.
2) Go to website www.proxyvote.com
3) Follow the instructions provided on the website.

To vote by Telephone

1) Read the Proxy Statement and have the proxy card below at hand.
2) Call 1-800-690-6903
3) Follow the instructions.

To vote by Mail

1) Read the Proxy Statement.
2) Check the appropriate box on the proxy card below.
3) Sign and date the proxy card.
4) Return the proxy card in the envelope provided.

If you vote by Telephone or Internet, You do not need to mail your proxy.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	[X]
	<XXXXX>1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

HVIA Equity Fund

Proposal 1. To approve an Agreement and Plan of Reorganization pursuant to which the Federated Hermes MDT All Cap Core Fund, an existing series of Federated Hermes MDT Series (the “Federated Hermes Fund”), would acquire all or substantially all of the assets of the HVIA Equity Fund, an existing series of Ultimus Managers Trust (the “HVIA Fund”) (except for deferred or prepaid expenses, amounts reserved for payment of HVIA Fund liabilities and any additional cash received by the HVIA Fund after the Closing Date, as defined in the Prospectus/Proxy Statement, in excess of accrued HVIA Fund liabilities recorded on the HVIA Fund’s books on or before the Closing Date that is retained by the HVIA Fund Adviser) in exchange for Institutional Shares of the Federated Hermes Fund to be distributed pro rata by the HVIA Fund to its shareholders in complete liquidation, dissolution and termination of the HVIA Fund.	For	Against	Abstain

YOUR VOTE IS IMPORTANT

Please complete, sign and return this card as soon as possible.

Please sign this proxy exactly as your name appears on the books of the Trust. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting:

The Notice of Special Meeting of Shareholders and Proxy Statement are available at www.proxyvote.com.

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HVIA EQUITY FUND

A series of Ultimus Managers Trust

SPECIAL MEETING OF SHAREHOLDERS — November 10, 2026

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned Shareholders of HVIA Equity Fund, a series of Ultimus Managers Trust (the “Trust”), hereby revoking any proxy heretofore given, designate and appoint Karen Jacoppo-Wood and Natalie S. Anderson, as proxies to act at the Special Meeting of Shareholders (the “Special Meeting”) to be held on November 10, 2026 at the offices of Ultimus Fund Solutions, LLC, located at 225 Pictoria Drive, Suite 450, Cincinnati, Ohio 45246 at 10:00 a.m. (Eastern Time), and at any adjournment or postponement thereof.

The attorneys named will vote the shares represented by this proxy in accordance with the choices made on this ballot. If this proxy is executed and returned in time and no choice is indicated as to an item, this proxy will be voted affirmatively on such matter. Discretionary authority is hereby conferred as to all other matters as may properly come before the Special Meeting or any adjournment or postponement thereof and the attorneys named in this proxy will vote on such matters in their best judgment.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE TRUST. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL.